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                                                                    EXHIBIT 99.2

                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                  TENDER OF $3.50 CONVERTIBLE PREFERRED STOCK
                                      OF
                              UNOCAL CORPORATION
                                IN EXCHANGE FOR
                    % TRUST CONVERTIBLE PREFERRED SECURITIES
                                      OF
                             UNOCAL CAPITAL TRUST

  Registered holders of shares of $3.50 Convertible Preferred Stock (the "$3.50 Convertible Preferred Stock") of Unocal Corporation, a Delaware corporation ("Unocal"), who wish to tender any such shares in exchange for % Trust Convertible Preferred Securities (the "Trust Convertible Preferred Securities") of Unocal Capital Trust, a Delaware statutory business trust (the "Trust"), representing preferred undivided beneficial interests in the assets of the Trust, on the terms and subject to the conditions set forth in the
Prospectus of Unocal and the Trust, dated      , 1996 (the "Prospectus"), and
the related Letter of Transmittal, and whose shares of $3.50 Convertible Preferred Stock are not immediately available or who cannot deliver their shares of $3.50 Convertible Preferred Stock and Letter of Transmittal (and any other documents required by the Letter of Transmittal) to The Bank of New York (the "Exchange Agent") prior to the Expiration Date (as defined in the Prospectus), may use this Notice of Guaranteed Delivery or one substantially equivalent hereto. This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission (receipt confirmed by telephone and an original delivered by guaranteed overnight delivery) or mailed to the Exchange Agent. See "The Exchange Offer--Procedures for Tendering" in the Prospectus.

                  The Exchange Agent for the Exchange Offer:

                             THE BANK OF NEW YORK

                               Facsimile Number:
                       (For Eligible Institutions Only)

                                (212) 571-3080

  By Hand or Overnight Courier:                        By Mail:
                                    (Registered or Certified Mail Recommended)

    The Bank of New York                         The Bank of New York
    101 Barclay Street (7 East)                  101 Barclay Street (7 East)
    Reorganization Section                       Reorganization Section
    Corporate Trust Services Window              New York, New York 10286
    New York, New York 10286                     Attention: George Johnson
    Attention: George Johnson


                           Confirm Receipt of Notice
                      of Guaranteed Delivery by Telephone

                                (212) 815-4997

  Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above or transmission of instructions via a facsimile transmission to a number other than as set forth above will not constitute a valid delivery.
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  This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution, such signature guarantee must appear in the applicable space provided in the Letter of Transmittal for the guarantee of signatures.

Ladies and Gentlemen:

  The undersigned hereby tenders the number of shares of $3.50 Convertible Preferred Stock indicated below, upon the terms and subject to the conditions
contained in the Prospectus, dated      , 1996, of Unocal and the Trust,
receipt of which is hereby acknowledged.

                      DESCRIPTION OF SECURITIES TENDERED

Name and address of        Certificate Number(s)      Number of Shares of
registered holder as       of $3.50 Convertible       $3.50 Convertible
it appears on the          Preferred Stock            Preferred Stock
Certificate(s) of          Tendered                   Tendered
$3.50 Convertible
Preferred Stock
    (Please Print)
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                   THE FOLLOWING GUARANTEE MUST BE COMPLETED

                             GUARANTEE OF DELIVERY

                   (NOT TO BE USED FOR SIGNATURE GUARANTEE)

  The undersigned, a firm that is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office, branch, agency, or correspondent in the United States, hereby guarantees to deliver to the Exchange Agent at one of its addresses set forth above, the certificates representing the shares of the $3.50 Convertible Preferred Stock, together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, and any other documents required by the Letter of Transmittal within three New York Stock Exchange, Inc. trading days after the date of execution of this Notice of Guaranteed Delivery.


Name of Firm:
             -----------------------  -----------------------------------------
                                                (Authorized Signature)

Address:                              Title:
        ----------------------------        -----------------------------------

                                      Name:
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                         (Zip Code)               (Please type or print)

Area Code and
Telephone Number:                     Date:
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NOTE: DO NOT SEND CERTIFICATES OF $3.50 CONVERTIBLE PREFERRED STOCK WITH THIS
       NOTICE OF GUARANTEED DELIVERY. CERTIFICATES OF $3.50 CONVERTIBLE PREFERRED STOCK SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.